UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2009

MODINE MANUFACTURING COMPANY

(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 DeKoven Avenue Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (262) 636-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

On September 24, 2009, Modine Manufacturing Company (the “Company”) entered into an Underwriting Agreement (the “Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 12,000,000 shares of its common stock, $0.625 par value per share (the “Common Stock”), at a public offering price of $7.15 per share in an underwritten public offering (the “Offering”).  As part of the Offering, the Company has granted the Underwriters a 30-day option to purchase an additional 1,800,000 shares of Common Stock on the same terms and conditions.

The Offering is being made under the Company’s Shelf Registration Statement (the “Registration Statement”) on Form S-3 (Registration No. 333-161030), filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2009 (declared effective September 18, 2009), including a base prospectus included therein and a final prospectus supplement filed with the SEC on September 25, 2009.

The Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the terms of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exhibits 5.1 and 23.1 to this Current Report on Form 8-K are filed herewith in connection with the Registration Statement and are incorporated therein by reference.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 24, 2009, between Modine Manufacturing Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009	MODINE MANUFACTURING COMPANY

By: /s/ Margaret C. Kelsey
Margaret C. Kelsey Vice President, Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 24, 2009, between Modine Manufacturing Company and J.P. Morgan Securities Inc., as representative of the several underwriters named therein

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1)